Exhibit 3


                                                          UNOFFICIAL TRANSLATION


IRREVOCABLE TRUST AGREEMENT ENTERED BY AND BETWEEN, THE PERSONS WHOSE NAMES APPEAR AT THE END OF THE PRESENT AGREEMENT, AS FOUNDERS OF THE TRUST, SIGNED ON EXHIBITS "A" AND BANCOMER, S.A. INSTITUCION DE BANCA MULTIPLE, FINANCIAL GROUP, TRUSTEE DIRECTION, HEREINAFTER THE TRUSTEE, HEREBY REPRESENTED BY MR. HECTOR ARMANDO GARZA ESPRONCEDA, IN WHICH THE PARTIES SET FORTH THE FOLLOWING:

                                    RECITALS

     I.   The Founders of the Trust hereby state the following:

          a. They are holders of groups of shares, series "O", "P" "Q", common stock, nominative, fully paid, with no face value, that represent capital stock of VALORES INDUSTRIALES, S.A. ("VISA") and that such group corresponds individually, to each one of them, with the amount of shares mentioned in each of the Exhibits "A" of the present Agreement, which duly signed by the Trustee and each of the Founders of the Trust, integrate the present Agreement. That the abovementioned shares are free of any encumbrance or liability of any kind, which they manifest under penalty of perjury.

          b. VISA is a corporation organized under the laws of the United Mexican States.

          c. That on March 18, 1998, VISA shareholders held a regular and special meeting, in which it was agreed, among other issues and subject to the fulfillment of certain conditions, to restructure such corporation's capital stock in certain series of shares, and exchange the current outstanding shares series "O", "P" and "Q" for series "B" shares and "D" in form of joint units, integrating 5 series "B" shares in "B Units" (the "B Units") and 1 "B" series and 4 "D" series in Joint BD Units (the "Joint BD Units").

          d. That it is their desire to execute the present Trust for the purposes set forth hereunder.

     II. Mr. Hector Armando Garza Espronceda, in his capacity of Fiduciary Delegate, representing Bancomer, S.A., Institucion de Banca Multiple, Financial Group, hereby represents the following:

          a. It is a banking institution, organized under the laws of the United Mexican States, registered in the Mexican Tax Registry under number BAN-830831-H69, proving the legal existence of such, as well as the character by which he appears on this instrument, with the following documents:

               i. Notarized Document No. 17,834, dated March 22, 1993, granted before Mr. Rogelio Magana Luna, Notary Public No. 156, in Mexico City, registered in Mexico City's Commercial Registry, on April 28, 1993, under folio 64010, which states the appointment of Board Members for Bancomer, S.A., Institucion de Banca Multiple, Financial Group, who grant appointment of Fiducary Delegate to Mr. Hector Armando Garza Espronceda.

               ii. Notarized Document No. 28,035, dated March 24, 1997, granted before Mr. Rogelio Magana Luna, Notary Public No. 156, in Mexico City, registered in Mexico City's Commercial Registry, on April 17, 1997, under folio 64010, which states the verification of Bancomer, S.A., Institucion de Banca Multiple, Financial Group's by-laws.

               iii. Notarized Document No. 19,405, dated November 16, 1993, granted before Mr. Rogelio Magana Luna, Notary Public No. 156, in Mexico City, registered in Mexico City's Commercial Registry, on November 23, 1993, under folio 64010, which states the appointment of Mr. Hector Armando Garza Espronceda, as Fiduciary Delegate for Bancomer, S.A., Institucion de Banca Multiple, Financial Group.

     b. That has unequivocally notified Founders of the Trust of the legal extent and consequences set forth by the first three paragraphs, section b), paragraph XIX, of Article 106 of the Mexican Credit Institutions Law, which states:

          "Article 106.- Credit institutions will be prohibited to:

          Paragraph XIX.- In the fulfillment of the operations referred on
          Article 46, paragraph XV, in this Law:

          ... b) Respond to trust founders, mandator, or constituent, for debtor's breach of credits granted or to the issuers for securities acquired, except on its fault, as set forth at the end of article 356, of General Law of Securities and Credit Operations (Ley General de Titulos y Operaciones de Credito), or guarantee revenues for the funds of the investments commended.

          If at the termination of the trust, representation or mandate constituted for the grant of credits, debtors have paid these, the Institution shall transfer them to the founders of the trust or beneficieries, whichever the case , or to the mandator or founder, abstaining from covering the total amount.

          Any agreement contrary to what is established in the aforementioned paragraphs, shall be void."

     c. That is aware of Founders of the Trust' desire and will to execute the present legal act, and agrees to hold the charge of Trustee for the present trust agreement.

According to the preceding recitals, the parties grant the following:

                                    ARTICLES

FIRST: CONSTITUTION: The Founders of the Trust, for the purposes which will be determined hereinafter, hereby constitute an irrevocable trust in which Bancomer, S.A., Institucion de Banca Multiple, Financial Group holds the charge of Trustee, to whom VISA's stock is transferred by this Act, identified on Exhibits "A" which integrates the initial capital of this trust, which may be increased with other goods or rights, according to the terms set forth herein.

The Founders of the Trust transfer ownership and possession of the aforementioned shares to the Trustee, with everything that corresponds to them by fact and law, including consequent property and corporate rights, in the terms agreed upon the present trust.

SECOND: TRUST ASSETS. The assets of this trust shall be integrated by the following assets:

     a) Initially with VISA shares, series "O", "P" and "Q" described in recital I, section a), identified on the Exhibits "A" of the present Agreement, with all property and corporate rights.

          Hereinafter, and for the effects of the present agreement, the identified shares, as well as any other that may be part of this trust's assets, shall be known as the "SHARES".

     b) With series "B" shares, integrated in "B Units" issued by VISA in exchange for the trusted SHARES, as well as those issued free of charge for any operation or that are issued in right of first refusal for capital stock increase and that correspond to the referred SHARES, in any event with all property and corporate rights.

     c) With Series "B" shares integrated in "B Units" that form part of the trusted capital by the incorporation of other Founders of the Trust, according to article eight of the present trust.

THIRD: APPOINTMENT OF TRUSTEE INSTITUTION. The Founders of the Trust appoint as Trustee, Bancomer, S.A., Institucion de Banca Multiple, Financial Group, Direccion Fiduciaria, to lead the fulfillment of the present trust's purposes, represented in this act by Mr. Hector Armando Garza Espronceda, who on behalf of such corporation accepts the charge conferred herein, receiving to his complete satisfaction, duly endorsed titles that support the SHARES that in this act constitute the present trust's initial capital and consequently legal Trustee entitlement, and obligated to give necessary notices to make required annotations in the shareholder's records that for such effects are kept by the issuing corporation.

FOURTH: PURPOSE. The present trust's purposes are the following:

     a) That the Trustee receives and holds for its management, Trustee ownership of the SHARES and other goods and rights that constitute the trust's capital.

     b) That the Trustee receives from VISA, in exchange for the series "O", "P" and "Q" shares, the shares that correspond to the "B" and "D" series, integrated in the "B" Units and in "BD" Units which will be issued by VISA in fulfillment of the agreements on the meeting abovementioned in section c), recital I of the present agreement.

     c) Once the exchange of the SHARES described in the abovementioned paragraph has been completed, that the Trustee holds for it's administration, as capital for the present trust, Trustee ownership of "B" Units, in the proportion that corresponds to the percentages specified for each of the Founders of the Trust in Exhibits "A" of the present agreement; and that the rest of "B" Units, if any, as well as the total "BD" Joint Units received by such exchange, are reverted and turned into each of the Founders of the Trust, in the proportion corresponding to each of them.

     d) That the Trustee, directly or by appointed representatives, following at all times detailed instructions by the Technical Committee, in terms of article seven from the present agreement, exercises the representation rights of trusted SHARES in the meetings held by VISA, as well as the right to vote in the sense chosen by the Technical Committee or its president, according to article seven, section b) and in general to all corporate rights.

     e) That the Trustee, by detailed instructions of each Founders of the Trust, carries out property rights inherent to the SHARES, such as subscription and payment of shares for capital increase ordered by VISA, by previous timely provision of funds on behalf of each one of the Founders of the Trust, receives reimbursements for decrease in capital of such issuing corporation, dividends and in general, exercise all property rights.

     f) That the Trustee oversees the fulfillment of the procedure for exercising the rights set forth in articles five and six of the present agreement.

     g) That the Trustee makes available for Founders of the Trust, in corresponding proportions for each one of them, the reimbursements of capital or dividend payment, in cash or different kind than the shares that constitute the trust's capital, performed by VISA, as well as in the corresponding consideration for assignment of Founders of the Trust rights or for share transfers according to the present agreement.

     h) That at the term of the present trust, the Trustee reverts the SHARES and rights which constitute the trust's capital to the Founders of the Trust, or their assignees or successors, in the proportion that corresponds to each of them.

     i) In general that the Trustee carries out all legal acts which may be necessary or convenient for the fulfillment of the trust's objectives, according to the instructions given by the Technical Committee or its president, in the events for which it is hereby authorized by the present agreement.

     j) That if by June 31, 1998, the exchange of the trusted series "O", "P" and "Q" shares has not been completed, in the terms agreed upon on VISA's regular shareholders meeting, which took place on March 18, 1998, referred to on section c), Recital I of the present agreement, the total of the trusted SHARES, in the corresponding proportion to each of the Trustor Trustees shall be reverted by the Trustee, terminating the present trust.

FIFTH: ASSIGNMENT OF RIGHTS AND SHARE TRANSFER BY THE FOUNDERS OF THE TRUST. The Founders of the Trust assignment of rights and share transfer pertaining to the present trust shall follow the following rules:

   1. Founders of the Trust, may, at any time, assign rights (with or without consideration), or instruct the Trustee to alienate or in any way transfer the SHARES corresponding to the present trust, in the event of the following:

      a. Pertaining to a person Trustor Trustee, if the assignees were: (i) spouse; (ii) persons who have blood relation up to fourth degree with the assignor; (iii) an artificial person or a Trustee from a different trust, whose shares or Trustee rights and corporate control decisions or of the trust are owned in 100% and corresponding to the Assignor Trustee, their spouse or to the persons who are related to the assignor in the relationship stated herein.

      b. Pertaining to artificial persons or a Trustee from a different trust who are Trustor Trustees, if the assignees or acquirers, according to the corresponding register are: (i) their actual shareholders or trustees, their spouses or the persons who have blood relation up to the fourth degree with such shareholders or trustees; (ii) another artificial person or trust, whose shares and Trustee rights and decision control are directly or indirectly are 100% owned and correspond to the persons mentioned in the abovementioned sub-section
         (i).

   2. The Founders of the Trust, legal entities, or fiduciaries from different trusts ("M Fiduciaries") shall be obliged to, that if their shareholders or fiduciaries (the Owners) desire to transfer their corresponding shares or Trustee rights in the capital stock or in such M Trustee's capital, the atransfer shall be in favor of the such Owner's spouses or the persons with whom they have blood relation up to the fourth degree.

      On the contrary, previous to the referred transfer on behalf of the Owners, M Fiduciaries are obliged to assign the present trust's Trustee rights or instruct the Trustee for the transfer of the Trusted shares in terms of the aforementioned section b) number 1.

      If the SHARE transfer is not fulfilled in such terms, they shall then be offered in the terms set forth on article six in the present trust, with the exception that if none of the Founders of the Trust or third party appointed by the Technical Committee desires to acquire the SHARES or rights offered, then the Owners may transfer the shares or Trustee rights, representing capital stock or from M Trustee's capital to any person. At the completion of such transfer, the SHARES corresponding to such M Trustees will cease to be part of the present trust.

   3. In all the foreseen events, assignors or transferors or assignees or acquirers are obliged to notify immediately and in writing, the Trustee, of such assignment or alienation.

      The Founders of the Trust agree to provide the Trustee and Technical Committee with the required and necessary documentation to verify the appropriate fulfillment of the provisions set forth herein.

   4. If the assignee(s) or acquirers of the corresponding rights or SHARES did not participate in the constitution of the present trust, they shall assume all rights and obligations that correspond to the present trust's assignor and transferor, by virtue of this agreement, by means of executing an agreement in terms of the format added to the present agreement as Exhibit "B", and shall acquire the character of Founders of the Trust with such execution and shall have the right to the corresponding votes in the Technical Committee, according to article seven.

   5. If the assignees or acquirers have the character of Founders of the Trust, their participation in this trust shall be increased and shall individually maintain such character, in the terms set forth in this trust, and consequently have, in the Technical Committee to which they belong, the right to the corresponding votes, according to article seven.

SIXTH: RIGHT OF FIRST REFUSAL. With the exception of the terms described in the preceding article five, the Founders of the Trust hereby grant each other right of first refusal to acquire the SHARES or rights of Founders of the Trust derived from this trust or that they might, totally or partially transfer.

The exercise of this right shall be subject to the following:

      1) The Founder of the Trust that desires to assign, wholly or partially, its rights, or to transfer the trusted SHARES ("Assignor Beneficiary") shall notifiy in writing to the Trustee its purpose in a feasible manner.

      2) At the reception of the notice, the Trustee, during the following 3 days, shall give notice to the other Founders of the Trust, in the domiciles appointed by them to the Trustee, stating also the percentage that he offered SHARES represent in this trust, in order that the people who desire, make effective their right to acquire the corresponding SHARES, through Stock Exchange, in a term that shall not exceed 30 (thirty) business days, from the conclusion of the term of 3 (three) days previously mentioned.

      3) The price for the assignment of rights of Founder of the Trust or transfer of SHARES, shall be the one fixed by the Assignor Beneficiary or in the absence of such, the one resulting higher to the following, considering the Stock Exchange values of the shares issued by VISA, of the same series and class than the ones affected to this trust:

         a) The value that results from the quoted price weighed average in Stock Exchange of such shares that is registered during the 10 (days) business days that are included between the 18th through 28th business day of the term for the exercise of the right of first refusal to acquire mentioned in the previous paragraph; or

         b) The quoted price weighed average in Stock Exchange of the referred shares of VISA, that is registered in the last business day to maturity of the term to exercise the right of first refusal to acquire.

      4) The Founders of the Trust that desire to make effective their right in terms and conditions of this Article shall notify in writing to the Trustee during the term mentioned in subsection 2 above, delivering to the Trustee in the day following the conclusion of the term, the price in cash that results in accordance with in the preceding subparagraph and authorize it to refund the shares subject to this assignment to the assets of this trust, with all its corporate and property rights. Perfected the respective sale or assignment, the Trustee shall make available to the Assignor Beneficiary the proceeds of the same, with the corresponding tax deductions if applicable.

      5) In the event that several Founders of the Trust exercise their right of first refusal, these shall acquire the rights of the Assignor Beneficiary, in proportion to the rights that at the time of the assignment represent upon the remaining acquirers, increasing in consequence its participation in this trust.

      6) In the event that, concluded the term aforementioned in paragraph 2), the Founders of the Trust do not exercise their right of first refusal to acquire the SHARES or the rights that the Assignor Beneficiary may wish to assign, the following shall proceed:

         a) The Technical Committee, with the vote in favor of the members that represent at least 75% of the trusted SHARES, (without including the SHARES that correspond to the rights that wish to be transmitted) may, in a term of 60 (sixty) calendar days, from the expiration of said term abovementioned in paragraph 2), appoint another buyer for such rights or SHARES, so that in such term acquires such rights or SHARES, in the same terms and conditions offered to the Founders of the Trust. Said buyer, shall assume the rights and obligations that correspond in this trust to the Assignor Beneficiary, by the simultaneous subscription of an agreement in the terms and conditions of Exhibit "B" hereof.

         b) In the event that the Technical Committee does not propose a buyer in said term, or the proposed buyer does not acquire the SHARES or rights of the Assignor Beneficiary in the term established to that effect, the Assignor Beneficiary, may instruct to the Trustee in order to transfer the corresponding trusted SHARES, to a proposed buyer from the Assignor Beneficiary, or through the Stock Exchange, in a term that should not exceed 60, (sixty) calendar days. The transfer or assignment shall be made in cash and at least at the same fixed price for the assignment of rights, mentioned in paragraph 3) of this Article, being not anymore part of the assets of the trust, the shares subject to such transfer.

         c) If the SHARES are not transferred in the term above mentioned, and if the Assignor Beneficiary still desires to make the transaction, the process to exercise the right of first refusal shall be initiated again, in the terms and conditions provided in this Article.

      7) In the event of assignment of rights or transfer of SHARES in favor of a Trustor Beneficiary, in exercise of the right of first refusal established in this Article, should the price be fixed in the terms and conditions of sub-paragraphs a) and b) of paragraph 3) of this Article and if the Acquirer Beneficiary desires such transaction or assignment, may proceed with the transaction or assignment outside the Stock Exchange, notifying the Trustee in such terms and paying the price that, deducting the corresponding fees and taxes, the transferor receives a net value equal to the value that it would be received if such operation was made through the Stock Exchange, being subject to the procedure in the sub-paragraphs abovementioned. In all other events, to make a transfer or an assignment outside the Stock Exchange, the Assignor Beneficiary and the Acquirer Beneficiary shall previously agree to such procedure.

      8) The Founders of the Trust agree that, if the rights that are to be transferred or the corresponding SHARES represent the majority of the trusted shares and none of the Founders of the Trust desire to acquired them, the assignment of such rights or the sell of the SHARES to third parties shall be subject that mutually with the SHARES offered that are transferred, on the same terms and conditions, the SHARES of the other Founders of the Trust that desire to acquire them, which they shall notify to the Trustee during the term established for the exercise of the right of first refusal, abovementioned in paragraph 2) of this Article.

SEVENTH: TECHNICAL COMMITTEE. The Founders of the Trust create a Technical Committee (the "Technical Committee") that shall be subject to the following rules:

a) It will be integrated permanently by the Founders of the Trust. Each member of the Technical Committee , shall have right to one vote per Share corresponding to the assets of this trust.

b) The Technical Committee shall instruct in writing to the Trustee in order to confer power of attorney in favor of the persons that the Technical Committee appoints, for them to attend to the shareholders' meetings of VISA, representing the SHARES. Furthermore, the Technical Committee shall instruct to the Trustee in order to exercise the vote of the SHARES in such shareholders' meetings, in the direction that the Technical Committee agrees. In the event that the Technical Committee would have been summoned and would have not instructed to the Trustee with respect to whom should be attending the shareholders' meetings of VISA, or in which direction to vote the SHARES, the responsibility of representation shall fall on the persons appointed by the president of the Technical Committee, voting the SHARES in the direction that said president instructs.

c) The president of the Technical Committee shall be Mr. Eugenio Garza Laguera and in his absence Mr. Jose Antonio Fernandez Carbajal, and in absence of both, the person appointed between them, the members of the Technical Committee; shall act as secretary the person appointed by the members of the Technical Committee, which may not be a Founder of the Trust.

d) The Technical Committee shall meet at least twice a year, the first time during the first quarter of the year and the second on the fourth quarter of the same year, with the option to meet during any other time. The meetings shall be held, in any event, prior notice sent by the Trustee at the president's request, secretary or at least by 3 (three) of its members, with at least 7 (seven) business days prior to the date of the meeting. The notice shall be sent by the Trustee to the members of the Technical Committee, to the domiciles appointed by them. Furthermore, any other matter that requires to be discussed in the Technical Committee meeting, in the meetings that are held the first and fourth quarter of each year shall be reviewed the most relevant operation and strategy issues of VISA.

e) The Technical Committee shall be established in the first call, with the attendance of the members of the Technical Committee that represent the majority of the SHARES and in second call with any number of SHARES that are represented. The Technical Committee's resolutions shall be valid when they are voted by the majority of the SHARES that represent the members attending to such Technical Committee, provided that it will be required the vote in favor from the members of the Technical Committee that represent at least 75% of the SHARES and that are represented by at least the SHARES of three members of the Technical Committee in the following issues that are presented for their consideration: (i) change of VISA different to the change from sociedad anonima de capital variable to sociedad anonima or vice versa; (ii) spin-off of VISA or merger of VISA with other company; (iii) change in corporate purpose of the company; (iv) change in nationality; (v) dissolution and liquidation of the company; (vi) cancellation of the registration of the shares on the Securities and Especial Section of the National Registry of Securities and Intermediaries and on the national or foreign stock exchanges in which they are registered, except in the event of a cancellation of the "D" Shares of VISA, as a consequence of its conversion into "L" Shares of VISA in accordance with its by-laws; (vii) any operation by which VISA looses the control of any of the following subsidiaries: Femsa Cerveza, S.A. de C.V., Coca-Cola Femsa, S.A. de C.V., Femsa Empaques, S.A. de C.V. or Femsa Comercio, S.A. de C.V., or any other company that may have been acquired in accordance with sub-section (viii) hereafter; and (viii) the acquisition by any mean, by VISA or any of its subsidiaries, of shares of a company, if the price of such shares exceeds 15% of the consolidated assets of VISA. In any meeting, in the event of a tie, the President shall have casting vote.

f) Of each meeting of the Technical Committee, a minute shall be drawn up and signed by the president and the secretary of the Technical Committee, and shall establish in a book that shall be held under Trustee's responsibility and a copy of such minute shall be sent to the members of the Committee.

g) The decisions made by the Technical Committee shall be notified in writing to the Trustee, by the secretary of the Technical Committee, for the duly compliance of the corresponding.

h) The members of the Technical Committee may no be removed of their responsibilities, which shall be honorary and as consequence will not have the right to a any compensation for their performance an in the event of absence or definitive absence, shall be replaced by the person who the member in question of the Technical Committee, and in the absence of such appointment, the person who will replace the member, shall be appointed by the Technical Committee.

EIGHTH: INCORPORATION OF OTHER FOUNDERS OF THE TRUST. Any owner of common SHARES of VISA, may request to the Technical Committee to be a part and join this Agreement, and in the event of being accepted by such Committee, such owner shall deliver to the Trustee the SHARES that are contributed to this trust, acquiring the character of Trustor Trustee.

Once approved the incorporation of the third party, the Technical Committee shall notify him and the Trustee, to prior to the deposit of the SHARES, the third party and the Trustee execute an adhesion agreement to this trust, in the terms and conditions in the form attached hereto as Exhibit "C".

NINTH: INDEMNIFICATION IN THE EVENT OF DISPOSSESSION. The Founders of the Trust are obliged to indemnify and hold Trustte harmless in the event of dispossession in the terms and conditions according to law with respect to the assets and rights that form part of the assets of this trust.

When the Trustee, in compliance with the purposes of this trust transfers in whole or in part the trusted assets, he or the Founders of the Trust which right have been transferred, shall indemnify in the event of dispossession in the terms and conditions according to law, empowered by this act to the Trustee to be obliged in such terms and conditions before the person or entity to whom in accordance to this agreement shall be transferred in the total or part of their assets.

TENTH: AUTHORITY OF THE TRUSTEE. The Trustee shall manage the trusted assets with the authority and duties established in article 356 of the General Law of Securities and Credit Operations.

ELEVENTH: TERM OF THE TRUST. This trust is irrevocable, for a term of 10 (years), from the date of its execution.

TWELFTH: DEFENSE OF THE TRUSTED ASSETS. The Trustee shall not be responsible for acts, facts or omissions of the parties or third parties that impede or complicate the performance of the purposes of this trust.

The Trustee shall be obliged to defend the assets of this trust by itself, being obliged only to grant the necessary power or powers in favor of the person or persons that the Technical Committee appoints in writing for them to procure the caution, conservation or defense of the trusted assets.

When the Trustee receives any notice of any lawsuit, injunction and any notice related to the assets of this trust, shall notify in writing to the Technical Committee not later than the following business day of which the corresponding notice was received.

The Technical Committee shall instruct in writing to the Trustee, not later than the following date of which the corresponding was received, in order for the latter to grant the necessary powers to the person or persons that are appointed in accordance with the second paragraph of this Article.

The Trustee shall not be responsible for the performance of the representatives , nor for the payment of their fees, costs, expenses or any other cost derived from the respective judgments, which in all events shall be charged to the Founders of the Trust, establishing that the Technical Committee may instruct to the Trustee in order for the expenses originated from the corresponding judgment be charge against the assets of the trust, to the extent possible.

In all powers granted by the Trustee in accordance to this Article, shall include the content of the abovementioned paragraph.

THIRTEENTH: TAXES. This trust in not to be considered a transfer for purposes of fiscal issues, in the terms and conditions of sub-paragraph a) of paragraph Y of article 14 of the Tax Code of the Mexican Federation, by virtue that the Founders of the Trust reserve the right to acquire again the assets of the trust in terms and conditions of this agreement.

In order, in the event that in compliance of the purposes of this agreement, be made the total or partial transfer of the SHARES that are part of the assets of this trust in favor of certain third party, shall be to the established by the applicable tax law.

All the taxes that may derive in occasion of the performance of the purposes of this trust, shall be charged to the Founders of the Trust, in the corresponding percentage, who assume the obligation to pay them directly and without the intervention of the Trustee.

FOURTEENTH: FEES. The fees of the Trustee shall be established in a separate agreement.

FIFTEENTH:   DOMICILES.   For  purposes  of  this  agreement,   the  parties
appoint as their domiciles the following:

TRUSTEES TRUSTORS:            The one appointed by each one of these in this
                              instrument, or in the corresponding assignment or adhesion agreements.

TRUSTEE:                      Av. San Pedro Sur 218,  Col.  Del  Valle,  San
                              Pedro Garza Garcia, N.L. 66220

SIXTEENTH: JURISDICTION. To all the maters relative to the construction, performance and execution of this agreement, the parties expressly submit to the courts sitting in Monterrey, Nuevo Leon, waiving to any other jurisdiction or venue that may correspond them by reason of their future or present domiciles.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of May, 6, 1998 in the city of Monterrey, Nuevo Leon, Mexico.


                                     TRUSTEE
                                 BANCOMER, S.A.
                             Financial Institutuion
                                 Represented by:


                                    (Signed)
                         _______________________________
                         Hector Armando Garza Espronceda
                                Trustee Delegate


        TRUSTORS-TRUSTEES                                          ADDRESS
        -----------------                                          -------
EUGENIO GARZA LAGUERA                                 Camino a la Sierrita No. 105, La Sierrita, Garza
                                                      Garcia, N.L.

EVA GONDA DE GARZA                                    Camino a la Sierrita No. 105, La Sierrita, Garza
                                                      Garcia, N.L.

JOSE ANTONIO FERNANDEZ CARBAJAL                       Pedregal del Valle 1002,La Sierrita, Garza Garcia, N.L.

EVA GARZA DE FERNANDEZ                                Pedregal del Valle 1002,La Sierrita, Garza Garcia, N.L.

JUAN CARLSO BRANIFF HIERRO                            Pedregal del Valle 1002,La Sierrita, Garza Garcia, N.L.

BARBARA GARZA                                         Pedregal del Valle 1002,La Sierrita, Garza Garcia, N.L.

MARIANA GARZA DE TREVINO BRYAN                        Camino a la Sierrita No. 105, La Sierrita, Garza
                                                      Garcia, N.L.

PAULINA GARZA GONDA                                   Camino a la Sierrita No. 105, La Sierrita, Garza
                                                      Garcia, N.L.

CONSUELO GARZA LAGUERA DE GARZA                       Privada Tamazunchale No. 220, Col. Del Valle, Garza
                                                      Garcia, N.L.

ALFONSO GARZA GARZA                                   Rio Vistula No. 212, Col. del Valle, Garza Garcia, N.L.

PATRICIO GARZA GARZA                                  Rio Vistula No. 212, Col. del Valle, Garza Garcia, N.L.

JUAN CARLOS GARZA GARZA                               Zaragoza No. 485, San Pedro Garza Garcia, N.L.

EDUARDO GARZA GARZA                                   Privada Tamazunchale No. 220, Col. Del Valle, Garza
                                                      Garcia, N.L.

EUGENIO GARZA GARZA                                   Rio Vistula No. 212, Col. del Valle, Garza Garcia, N.L.

ALBERTO BAILLERES                                     Montanas Rocallosas No. 815, Delegacion Miguel Hidalgo,
                                                      Mexico, D.F.

MARIA TERESA G. DE BAILLERES                          Montanas Rocallosas No. 815, Delegacion Miguel Hidalgo,
                                                      Mexico, D.F.

CORBAL, S.A. DE C.V.                                  Paseo de la Reforma No. 144, 5to Piso Col. Juarez,
                                                      Mexico D.F., 06600

BANCOMER, S.A. FIDEICOMISO F/29490-0                  Ave. San Pedro 218 Sur, Col. Valle San Pedro Garza
                                                      Garcia N.L., 66220

MAX MICHEL                                            Cordoba No. 16, Col. Roma, Mexico D.F. 06700

RENEE M. DE GUICHARD                                  Montanas Rocallosas No. 105 Pte. Col. Lomas de
                                                      Chapultepec, Mexico, D.F.

MIGUEL GUICHARD MICHEL                                Montanas Rocallosas No. 105 Pte. Col. Lomas de
                                                      Chapultepec, Mexico, D.F.

GRACIANO GUICHARD MICHEL                              Montanas Rocallosas No. 105 Pte. Col. Lomas de
                                                      Chapultepec, Mexico, D.F.

JUAN GUICHARD MICHEL                                  Montanas Rocallosas No. 105 Pte. Col. Lomas de
                                                      Chapultepec, Mexico, D.F.

MAGDALENA GUICHARD MICHEL                             Montanas Rocallosas No. 105 Pte. Col. Lomas de
                                                      Chapultepec, Mexico, D.F.

RENE GUICHARD MICHEL                                  Montanas Rocallosas No. 105 Pte. Col. Lomas de
                                                      Chapultepec, Mexico, D.F.

BANCOMER, S.A. FIDEICOMISO F/29013-0                  Ave. San Pedro 218 Sur, Col. Valle San Pedro Garza
                                                      Garcia N.L., 66220

INVERSIONES FRANCA, S.A. DE C.V.                      Padre Mier Ote. 336 Altos, Monterrey, N.L.

MAGDALENA M. DE DAVID                                 Montanas Rocallosas No. 615 Pte. Col. Lomas de
                                                      Chapultepec, Mexico, D.F.

MONICA D. DE VAN LATHERM                              Montanas Rocallosas No. 615 Pte. Col. Lomas de
                                                      Chapultepec, Mexico, D.F.

JUAN DAVID                                            Montanas Rocallosas No. 615 Pte. Col. Lomas de
                                                      Chapultepec, Mexico, D.F.

MAX DAVID                                             Montanas Rocallosas No. 615 Pte. Col. Lomas de
                                                      Chapultepec, Mexico, D.F.

ALEPAGE                                               Jesus Ma. Gonzalez No. 202, Col. San Jeronimo,
                                                      Monterrey, N.L.

INVERSIONES BURSATILES INDUSTRIALES, S.A. DE C.V.     Ave. San Jeronimo No. 800 Pte. Monterrey N.L.


                                                                 EXHIBIT "B"

AGREEMENT ENTERED BY AND BETWEEN ___________________ AND BANCOMER, S.A. TRUSTEE DIVISION, HEREINAFTER THE "TRUSTEE", REPRESENTED IN THIS ACT BY MR. ____________________, BY WHICH THE PARTIES AGREE PER THE FOLLOWING:

                                 REPRESENTATIONS

I.         ____________ represents that:

          a) At the time of the execution of this agreement is acquiring _______________________ "__" SHARES of VALORES INDUSTRIALES,
                    S.A. ("VISA") that remain trusted in the Trust ______, and acknowledges that it is a condition for the effectiveness of such acquisition the execution of this agreement.

          b) Is aware of the terms and conditions of Trust _______, and that it desires to be part of such Trust as Trustor Trustee.

II. The Trustee represents that appears at the execution of this Agreement in terms and conditions of the trust agreement previously referred.

                                    COVENANTS

FIRST: Mr. ________________ here by assumes the character of Founder of the Trust in the Trust agreement referred in the representations hereof, and, in consequence, assumes the rights and obligations derived from the same, in relation to the _________ "__" SHARES of VISA referred to in representation I a) hereof.

SECOND:  Mr.  ________________  appoints as domicile for all legal purposes:
____________________________ and undertakes to notify to the Trustee any change of domicile within ___ days following such change.

FOR ALL LEGAL PURPOSES, the parties in connection with the witnesses hereinafter referred, execute this agreement in the city of Monterrey, N.L. as of ________, 19__.


                                                  THE TRUSTEE
                                                 BANCOMER, S.A.


 __________________________________    __________________________________
   MR.___________________________

                                                                 EXHIBIT "C"

AGREEMENT ENTERED BY AND BETWEEN ___________________ AND BANCOMER, S.A. TRUSTEE DIVISION, HEREINAFTER THE "TRUSTEE", REPRESENTED IN THIS ACT BY MR. ____________________, BY WHICH THE PARTIES AGREE PER THE FOLLOWING:

                                 REPRESENTATIONS

I.       ____________ represents that:

          a) Is the owner of ______ "___" SHARES, common stock, nominative, fully paid, with no face value, of VALORES INDUSTRIALES, S.A. ("VISA").

          b) Is aware of the terms and conditions of the Trust Agreement ________, andf that it desires to enter in the same with the character of Trustor Trustee, and acknowledges that the execution of this agreement is a condition to enter into such Trust.

II. The Trustee represents that appears to the execution of this Agreement, in accordance to instructions by the Technical Committee of the Trust, in terms and conditions of such Trust.

                                    COVENANTS

FIRST: Mr. _________________________ hereby allocates the _____ SHARES, common stock of VISA for purposes of the Trust _______, acquiring from this moment the character of Trustor Trustee in the Trust agreement and, in consequence, assumes the rights and obligations derived from such Trust, in relation to said SHARES.

SECOND: The Trustee receives in complete satisfaction the ________ SHARES of VISA that are being allocated to the Trust ________, receiving the Trustee in consequence the ownership of such SHARES for the purposes established in the referred Trust.

THIRD: Mr. ________________ appoints as domicile for all legal purposes:
____________________________ and undertakes to notify to the Trustee any change of domicile within ___ days following such change.

FOR ALL LEGAL PURPOSES, the parties in connection with the witnesses hereinafter referred, execute this agreement in the city of Monterrey, N.L. as of ________, 19__.


                                                  THE TRUSTEE
                                                 BANCOMER, S.A.


 __________________________________    __________________________________
   MR.___________________________